LOUISIANA-PACIFIC CORPORATION 3.625% SENIOR NOTES DUE 2029 INDENTURE Dated as of March 11, 2021 THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. Trustee

CROSS-REFERENCE TABLE* Trust Indenture Act Section Indenture Section 310(a)(1) .......................................................................................... 7.10 (a)(2) .......................................................................................... 7.10 (a)(3) .......................................................................................... N.A. (a)(4) .......................................................................................... N.A. (a)(5) .......................................................................................... 7.10 (b)............................................................................................... 7.10 (c) ............................................................................................... N.A. 311(a) ............................................................................................... 7.11 (b)............................................................................................... 7.11 312(a) ............................................................................................... 2.05 (b)............................................................................................... 12.03 (c) ............................................................................................... 12.03 313(a) ............................................................................................... 7.06 (b)(2) .......................................................................................... 7.06; 7.07 (c) ............................................................................................... 7.06; 12.02 (d)............................................................................................... 7.06 314(a) ............................................................................................... 4.03;12.02; 12.05 (c)(1) .......................................................................................... 12.04 (c)(2) .......................................................................................... 12.04 (c)(3) .......................................................................................... N.A. (e) ............................................................................................... 12.05 (f) ............................................................................................... N.A. 315(a) ............................................................................................... 7.01 (b)............................................................................................... 7.05; 12.02 (c) ............................................................................................... 7.01 (d)............................................................................................... 7.01 (e) ............................................................................................... 6.11 316(a) (last sentence) ........................................................................ 2.09 (a)(1)(A) ..................................................................................... 6.05 (a)(1)(B) ..................................................................................... 6.04 (a)(2) .......................................................................................... N.A. (b)............................................................................................... 6.07 (c) ............................................................................................... 2.12 317(a)(1) .......................................................................................... 6.08 (a)(2) .......................................................................................... 6.09 (b)............................................................................................... 2.04 318(a) ............................................................................................... 12.01 (b)............................................................................................... N.A. (c) ............................................................................................... 12.01 N.A. means not applicable. * This Cross Reference Table is not part of the Indenture.

TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. ............................................................................................................... 1 Section 1.02 Other Definitions. ................................................................................................... 19 Section 1.03 Incorporation by Reference of Trust Indenture Act. ................................................. 19 Section 1.04 Rules of Construction. ............................................................................................ 19 ARTICLE 2 THE NOTES Section 2.01 Form and Dating. .................................................................................................... 20 Section 2.02 Execution and Authentication. ................................................................................ 21 Section 2.03 Registrar and Paying Agent. .................................................................................... 21 Section 2.04 Paying Agent to Hold Money in Trust. .................................................................... 21 Section 2.05 Holder Lists. ........................................................................................................... 22 Section 2.06 Transfer and Exchange. ........................................................................................... 22 Section 2.07 Replacement Notes. ................................................................................................ 32 Section 2.08 Outstanding Notes. ................................................................................................. 33 Section 2.09 Treasury Notes........................................................................................................ 33 Section 2.10 Temporary Notes. ................................................................................................... 33 Section 2.11 Cancellation. ........................................................................................................... 34 Section 2.12 Defaulted Interest.................................................................................................... 34 Section 2.13 CUSIP or ISIN Numbers. ........................................................................................ 34 ARTICLE 3 REDEMPTION Section 3.01 Notices to Trustee. .................................................................................................. 34 Section 3.02 Selection of Notes to Be Redeemed. ........................................................................ 35 Section 3.03 Notice of Redemption. ............................................................................................ 35 Section 3.04 Effect of Notice of Redemption. .............................................................................. 36 Section 3.05 Deposit of Redemption Price................................................................................... 36 Section 3.06 Notes Redeemed in Part. ......................................................................................... 37 Section 3.07 Optional Redemption. ............................................................................................. 37 Section 3.08 Mandatory Redemption. .......................................................................................... 38 ARTICLE 4 COVENANTS Section 4.01 Payment of Notes. ................................................................................................... 38 Section 4.02 Maintenance of Office or Agency. .......................................................................... 38 Section 4.03 Reports. .................................................................................................................. 39 Section 4.04 Compliance Certificate. .......................................................................................... 39 Section 4.05 Taxes. ..................................................................................................................... 39 Section 4.06 Stay, Extension and Usury Laws. ............................................................................ 40 Section 4.07 Limitation on Liens. ................................................................................................ 40 Section 4.08 Corporate Existence. ............................................................................................... 41 Section 4.09 Change of Control................................................................................................... 41 Section 4.10 Issuance of Subsidiary Guarantees. ......................................................................... 42

Page ii Section 4.11 Limitation on Sale and Leaseback Transactions....................................................... 44 ARTICLE 5 SUCCESSORS Section 5.01 Merger, Consolidation and Sale of Assets. .............................................................. 45 ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. ................................................................................................... 46 Section 6.02 Acceleration. .......................................................................................................... 47 Section 6.03 Other Remedies. ..................................................................................................... 48 Section 6.04 Waiver of Past Defaults. ......................................................................................... 48 Section 6.05 Control by Majority. ............................................................................................... 48 Section 6.06 Limitation on Suits.................................................................................................. 49 Section 6.07 Rights of Holders of Notes to Receive Payment. ..................................................... 49 Section 6.08 Collection Suit by Trustee. ...................................................................................... 49 Section 6.09 Trustee May File Proofs of Claim. .......................................................................... 49 Section 6.10 Priorities. ................................................................................................................ 50 Section 6.11 Undertaking for Costs. ............................................................................................ 50 ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee. ................................................................................................... 50 Section 7.02 Rights of Trustee. ................................................................................................... 51 Section 7.03 Individual Rights of Trustee. ................................................................................... 52 Section 7.04 Trustee’s Disclaimer. .............................................................................................. 52 Section 7.05 Notice of Defaults. .................................................................................................. 53 Section 7.06 Reports by Trustee to Holders of the Notes. ............................................................ 53 Section 7.07 Compensation and Indemnity. ................................................................................. 53 Section 7.08 Replacement of Trustee........................................................................................... 54 Section 7.09 Successor Trustee by Merger, etc. ........................................................................... 55 Section 7.10 Eligibility; Disqualification. .................................................................................... 55 Section 7.11 Preferential Collection of Claims Against Company. ............................................... 55 Section 7.12 Limitation of Liability. ............................................................................................ 55 ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. ................................... 56 Section 8.02 Legal Defeasance and Discharge. ............................................................................ 56 Section 8.03 Covenant Defeasance. ............................................................................................. 57 Section 8.04 Conditions to Legal or Covenant Defeasance. ......................................................... 57 Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. ...................................................................................... 58 Section 8.06 Repayment to Company. ......................................................................................... 59 Section 8.07 Reinstatement. ........................................................................................................ 59 ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes. ..................................................................... 60 Section 9.02 With Consent of Holders of Notes. .......................................................................... 61 Section 9.03 Revocation and Effect of Consents. ......................................................................... 62

Page iii Section 9.04 Notation on or Exchange of Notes. .......................................................................... 62 Section 9.05 Trustee to Sign Amendments, etc. ........................................................................... 62 ARTICLE 10 SUBSIDIARY GUARANTEES Section 10.01 Guarantee. .............................................................................................................. 63 Section 10.02 Limitation on Guarantor Liability............................................................................ 64 Section 10.03 Execution and Delivery of Subsidiary Guarantee. .................................................... 64 ARTICLE 11 SATISFACTION AND DISCHARGE Section 11.01 Satisfaction and Discharge. ..................................................................................... 64 Section 11.02 Application of Trust Money; Other Miscellaneous Provisions. ................................ 65 ARTICLE 12 MISCELLANEOUS Section 12.01 [Reserved]. ............................................................................................................. 66 Section 12.02 Notices. .................................................................................................................. 66 Section 12.03 Communication by Holders of Notes with Other Holders of Notes. ......................... 68 Section 12.04 Certificate and Opinion as to Conditions Precedent. ................................................ 68 Section 12.05 Statements Required in Certificate or Opinion. ........................................................ 68 Section 12.06 Rules by Trustee and Agents. .................................................................................. 69 Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders. ............. 69 Section 12.08 Governing Law. ...................................................................................................... 69 Section 12.09 No Adverse Interpretation of Other Agreements. ..................................................... 69 Section 12.10 Successors. ............................................................................................................. 69 Section 12.11 Severability............................................................................................................. 69 Section 12.12 Counterpart Originals. ............................................................................................. 70 Section 12.13 Table of Contents, Headings, etc. ............................................................................ 70 Section 12.14 Acts of Holders. ...................................................................................................... 70 EXHIBITS Exhibit A FORM OF NOTE Exhibit B FORM OF CERTIFICATE OF TRANSFER Exhibit C FORM OF CERTIFICATE OF EXCHANGE Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E FORM OF NOTATION OF GUARANTEE Exhibit F FORM OF SUPPLEMENTAL INDENTURE

1 INDENTURE dated as of March 11, 2021 between Louisiana-Pacific Corporation, a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee. The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 3.625% Senior Notes due 2029 of the Company (the “Notes”) issued under this Indenture: ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A. “Accounts Receivable Entity” means a Person, including, without limitation, a Subsidiary of the Company, whose operations consist solely of owning and/or selling accounts receivable of the Company and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings, including providing letters of credit for the Company or any of its Subsidiaries. “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed by the Company or any Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, merger or consolidation. “Additional Notes” means an unlimited aggregate principal amount of additional Notes (other than the Initial Notes) issued under this Indenture as part of the same series as the Initial Notes. “Affiliate” of a Person means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; provided, however, that with respect to the Company, the term Affiliate shall not include the Company or any Subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent. “Applicable Premium” means, at any redemption date, the greater of: (1) 1.0% of the principal amount of such Note; and (2) the excess of: (a) the present value at such redemption date of (i) the redemption price of such Note on March 15, 2024 (such redemption price being set forth in the table appearing in Section 3.07) plus (ii) all remaining required scheduled interest payments due on

2 such Note through March 15, 2024, computed using a discount rate equal to the Treasury Rate plus 50 basis points; over (b) the principal amount of such Note on such redemption date; and, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate as a calculation agent for such purpose; provided that such calculation shall not be a duty or obligation of the Trustee. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, as now in effect or hereafter amended. “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any member-managed limited liability company, the managing member of such Person or, if there is no managing member, the members of such Person and (iii) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body. “Business Day” means any day other than a Legal Holiday. “Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person. “Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. “Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions. “Change of Control” means the occurrence of one or more of the following events: (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group as defined in Section 13(d) of the Exchange Act (a “Group”) (whether or not otherwise in compliance with the provisions of this Indenture); (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

3 (3) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company. “Clearstream” means Clearstream Banking, S.A. “Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time. “Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Subsidiary of the Company designed to protect the Company or any of its Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Subsidiaries and not for speculative purposes. “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock. “Company” means Louisiana-Pacific Corporation, until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor. “Consolidated EBITDA” means, with respect to the Company, for any period, the sum (without duplication) of: (1) Consolidated Net Income; and (2) to the extent Consolidated Net Income has been reduced thereby: (a) all income taxes of the Company and its Subsidiaries expensed or accrued in accordance with GAAP for such period; (b) Consolidated Interest Expense; (c) Consolidated Non-cash Charges; and (d) with respect to periods prior to the Issue Date, the other positive adjustments included in “Adjusted EBITDA” set forth in the Offering Memorandum, less (a) any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, other than (i) the accrual of revenue consistent with past practice and (ii) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges and (b) with respect to periods prior to the Issue Date, the other negative adjustments included in “Adjusted EBITDA” set forth in the Offering Memorandum. “Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

4 (1) the aggregate of the interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; (2) the interest component of Capitalized Lease Obligations accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (3) to the extent not included in clause (1) above, net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a consolidated basis in accordance with GAAP. “Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom: (1) after-tax gains and losses from sales of assets or abandonments or reserves relating thereto; (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis); (3) any non-cash compensation expense incurred for grants and issuances of stock appreciation or similar rights, stock options, restricted shares or other rights to officers, directors and other employees of the Company or any of its Subsidiaries (including any such grant or issuance to a 401(k) plan or other retirement benefit plan); (4) the net income (loss) of any Person, other than a Subsidiary, except in the case of net income to the extent of cash dividends or distributions paid to the Company or to a Subsidiary by such Person; (5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) from and after the date that such operation is classified as discontinued; (6) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; (7) write-downs resulting from the impairment of goodwill or other intangible assets; (8) the amount of amortization or write-off of deferred financing costs and debt issuance costs of the Company and its Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Subsidiaries

5 prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness; (9) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (10) any fees and expenses paid in connection with the issuance of notes or other Indebtedness; and (11) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness; provided, further, that there shall be included therefrom, without duplication, dividends from Persons that are not Subsidiaries actually received in cash by the Company or any of its Subsidiaries. “Consolidated Net Tangible Assets” means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP. “Consolidated Non-cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash payments for any future period). “Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of: (1) the Consolidated Total Indebtedness of the Company and its Subsidiaries that is secured by Liens as of the end of the Four Quarter Period ending on or prior to the transaction giving rise to the need to calculate the Consolidated Secured Debt Ratio (the “Transaction Date”); to (2) the aggregate amount of Consolidated EBITDA of the Company during the Four Quarter Period ending on or prior to the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Total Indebtedness” shall be calculated after giving effect on a pro forma basis for the period of such calculation to: (1) the incurrence or repayment of any Indebtedness of the Company or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

6 (2) sales of assets or other dispositions or acquisitions of assets occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such sales of assets or dispositions or acquisitions of assets occurred on the first day of the Four Quarter Period. If the Company or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Notwithstanding the foregoing, when calculating the Consolidated Secured Debt Ratio for purposes of Section 4.07, at the option of the Company, a binding commitment to lend under a revolving credit facility shall be deemed to be an incurrence of Indebtedness in the full amount of such commitment on the date that such commitment is entered into, regardless of whether the full amount of such revolving credit facility is actually borrowed, and thereafter the amount of such commitment shall be deemed fully borrowed at all times. Notwithstanding anything in this definition to the contrary, when calculating the Consolidated Secured Debt Ratio, in connection with any acquisition, including by means of a merger or consolidation, by the Company and/or one or more of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third-party financing (a “Limited Condition Acquisition”), the date of determination of such ratio shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such ratio shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if such Limited Condition Acquisition and the other transactions to be entered into in connection therewith occurred at the beginning of the four-quarter reference period, and, for the avoidance of doubt, (x) if any such ratio is exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Company or the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratio will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratio shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreements, any such transaction shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of subsequently calculating any ratios under the Indenture after the date of such agreement and before the consummation or termination of such Limited Condition Acquisition and to the extent baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Consolidated Net Tangible Assets or Consolidated Net Income for purposes of other incurrences of Liens (not related to such Limited Condition Acquisition) shall not reflect such Limited Condition Acquisition until it is consummated. “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit and (y) all obligations relating to Permitted Receivables Financings) and (2) the aggregate amount of all outstanding Disqualified Capital Stock of the Company and all Disqualified Capital Stock and Preferred Stock of the Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP.

7 For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on the applicable date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock. “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived. “Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company. “Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 27, 2019, as amended on May 1, 2020, May 27, 2020 and February 16, 2021, among the Company, as borrower, the guarantors named therein, the lenders party thereto, American AgCredit, PCA, as administrative agent and sole lead arranger, as letter of credit issuer, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time in accordance with their terms, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), and all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. “Credit Facilities” means one or more debt facilities (including the Credit Agreement and the Letter of Credit Facility) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities, debt instruments, indentures or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time. “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values. “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto. “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all

8 successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary. “DTC” means The Depository Trust Company or any successor thereto. “Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. “Equity Offering” means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company’s common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Subsidiaries. “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder. “Excluded Subsidiaries” means (1) each Finance Subsidiary, (2) each Accounts Receivables Entity, (3) each Immaterial Domestic Subsidiary and (4) each other Subsidiary that is not a Wholly Owned Subsidiary. “Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as reasonably determined by the Company in good faith. “Finance Subsidiary” means a Subsidiary that is organized solely for the purpose of owning Indebtedness of the Company and/or other Subsidiaries and issuing securities the proceeds of which are utilized by the Company and/or other Subsidiaries, and which engages only in such activities and activities incident thereto, including providing letters of credit for the Company or any of its Subsidiaries. “Foreign Subsidiary” means (1) any Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, (2) any direct or indirect Subsidiary of such Foreign Subsidiary described in clause (1), and (3) any Subsidiary incorporated or otherwise organized under the laws of the United States or any State thereof or the District of Columbia substantially all of the assets of which consist of equity interests in one or more such Foreign Subsidiaries. “Funded Debt” means all Indebtedness for borrowed money having a maturity date of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from the date as of which the amount thereof is to be determined but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

9 If there occurs subsequent to the Issue Date a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in a covenant under the indenture (an “Accounting Change”) then the Company may elect, as evidenced by a written notice of the Company to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred. “Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture. “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(iii), 2.06(b)(iv), or 2.06(d)(ii) and (iii) hereof. “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged. “Guarantor” means (1) each Subsidiary of the Company (other than any Excluded Subsidiary) as of the Issue Date and (2) each other Domestic Subsidiary that in the future is required to or executes a Subsidiary Guarantee pursuant to Section 4.10 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of the Indenture. “Holder” means a Person in whose name a Note is registered in the Note register. “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors. “Immaterial Domestic Subsidiary” means any Domestic Subsidiary the Consolidated Net Tangible Assets of which are less than 10.0% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries (in each case as determined in accordance with GAAP) as of the end of the most recent fiscal quarter prior to the date of determination for which financial information is available; provided that upon any Domestic Subsidiary ceasing to comply with the foregoing requirements, the Company will be deemed to have acquired a Domestic Subsidiary that is not an Immaterial Domestic Subsidiary and will comply with the applicable provisions set forth in Section 4.10 hereof in connection therewith. “Incur” or “incur” means to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of. “Indebtedness” means, with respect to any Person, without duplication: (1) all Obligations of such Person for borrowed money; (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all Capitalized Lease Obligations of such Person;

10 (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (10) below; (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured; (8) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; (9) all Disqualified Capital Stock of the Company and all Preferred Stock of a Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any; and (10) all Outstanding Permitted Receivables Financings. For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on the applicable date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock. The amount of Indebtedness of any Person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP. “Indenture” means this Indenture, as amended or supplemented from time to time. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant. “Initial Notes” means the $350 million aggregate principal amount of Notes issued under this Indenture on the date hereof. “Initial Purchasers” means BofA Securities, Inc., Goldman, Sachs & Co. LLC and RBC Capital Markets, LLC. “Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any bankruptcy law, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to any of its

11 assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person. “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that is not also a QIB. “Interest Swap Obligations” means the obligations of the Company and its Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate lock obligations, interest rate swaps, caps, floors, collars and similar agreements. “Issue Date” means March 11, 2021, the date of initial issuance of the Notes under this Indenture. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at any other place of payment for the Notes are authorized by law, regulation or executive order to remain closed. If a payment date for the principal of and/or interest on the Notes is a Legal Holiday in the City of New York or any such other place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. “Letter of Credit Facility” means the Letter of Credit Facility Agreement, dated as of March 17, 2020, as amended, among the Company, as borrower, the guarantors named therein, and Bank of America, N.A., as administrative agent and letter of credit issuer, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time in accordance with their terms, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), and all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. “Lien” means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest). “Non-U.S. Person” means a Person who is not a U.S. Person. “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceedings, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit and (b) any fees,

12 indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness. “Offering Memorandum” means the Company’s offering memorandum, dated February 25, 2021, relating to the issuance of the Initial Notes on the Issue Date. “Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person. “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 12.05 hereof. “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee. “Outstanding Permitted Receivables Financings” means the aggregate amount of the receivables sold, contributed or financed pursuant to a Permitted Receivables Financing that remain uncollected at any one time. For the avoidance of doubt, regardless of the accounting treatment under GAAP, it is understood that the amount financed pursuant to a Permitted Receivables Financing is the aggregate amount of capital funded by the purchasers (other than an Account Receivables Entity) thereunder and outstanding at the time of determination. “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream). “Permitted Liens” means the following types of Liens: (1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP; (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or which are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (3) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person and not incurred in connection with or in contemplation thereof; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (and assets and property affixed or appurtenant thereto); (4) Liens on property at the time such Person or any of its Subsidiaries acquires the property and not incurred in connection with or in contemplation thereof, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by

13 such Person or any of its Subsidiaries (and assets and property affixed or appurtenant thereto); (5) leases, licenses, subleases and sublicenses granted in the ordinary course of business; (6) any interest or title of a lessor under any lease; (7) Liens arising out of consignments or similar arrangements for the sale of goods in the ordinary course of business; (8) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (10) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of its Subsidiaries; (11) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation; (12) purchase money Liens securing Indebtedness incurred to acquire, finance, construct, develop, alter, expand, repair or improve property or assets of the Company or any Subsidiary used in the business of the Company or any Subsidiary and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related purchase money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary other than the property and assets so acquired (and assets affixed or appurtenant thereto) and (B) the Lien securing the purchase money Indebtedness shall be created within 180 days after such acquisition; (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

14 (16) Liens securing Interest Swap Obligations; (17) any Liens arising as a result of the sale of property owned by the Company or any Subsidiary of the Company which property is, immediately following such sale, leased back to the Company or any Subsidiary; (18) Liens related to bonds or similar instruments related to the Company’s or any Subsidiary’s 401(k) or other retirement based benefit plans; (19) Liens incurred with respect to any environmental remediation program; (20) deposits made in the ordinary course of business to secure liability to insurance carriers; (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business; (22) Liens securing Indebtedness and other Obligations under Commodity Agreements, Currency Agreements and Cash Management Obligations; (23) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Subsidiary in the ordinary course of business; (24) Liens of a collection bank arising under Article IV of the Uniform Commercial Code on items in the course of collection; (25) Liens of sellers of goods to the Company and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; (26) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums; (27) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness); provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary; (28) Liens upon property, including software and license rights with respect to software, acquired after the date on which the Notes are originally issued (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, any of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that no such Lien shall extend to or cover any property of the Company or such Subsidiary other than the property so acquired and

15 improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall not exceed (at the time of incurrence) 100% of the Fair Market Value of such property at the time it was acquired (by purchase, construction or otherwise); (29) Liens securing Indebtedness of Foreign Subsidiaries; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Subsidiaries; (30) Liens securing Indebtedness of Immaterial Domestic Subsidiaries that are not Wholly Owned Domestic Subsidiaries, provided that such Liens do not extend to any property or assets other than property or assets of such Immaterial Domestic Subsidiaries; (31) Liens incurred in connection with a Permitted Receivables Financing; (32) Liens securing Indebtedness or other Obligations incurred pursuant to a Credit Facility, including but not limited to the Credit Agreement, in an aggregate principal amount of such Indebtedness at the time of incurrence does not to exceed the greater of (x) $1.0 billion and (y) the maximum amount such that at the time of incurrence and after giving pro forma effect thereto (including the use of net proceeds therefrom), the Consolidated Secured Debt Ratio would not be greater than 4.00:1.00; and (33) Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding the greater of (y) $300.0 million and (z) 10% of the Total Assets of the Company determined at the time that such Lien is put in place, and all other Obligations relating thereto. Indebtedness outstanding under the Credit Agreement or the Letter of Credit Facility on the Issue Date shall be deemed outstanding under clause (32) of the preceding paragraph and not under Section 4.07(a)(ii)(A). “Permitted Receivables Financing” means any sale or contribution by the Company or a Subsidiary of accounts receivable and related assets intended to be (and which shall be treated for purposes of the Indenture as) a true sale transaction with customary limited recourse based upon the collectability of the receivables and related assets sold and the corresponding sale or pledge of such accounts receivable and related assets (or an interest therein), in each case without any guarantee (excluding guarantees of obligations (other than of collectability of receivables transferred or of Indebtedness) pursuant to representations, warranties, covenants and indemnities customary for such transactions) by the Company or any Subsidiary other than an Accounts Receivable Entity. “Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof. “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation. “Principal Facility” means any manufacturing facility (or portion thereof) owned or leased by the Company or any Domestic Subsidiary and located within the continental United States that, in the good faith opinion of the Company, is of material importance to the Company’s business taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value of property, plant and equipment (before deducting accumulated depreciation) is less than 3% of the Company’s Total Assets measured as of the end of the most recent quarter for which financial statements are available. As used in this definition, “manufacturing facility” means property, plant and equipment

16 used for actual manufacturing and for activities directly related to manufacturing such as quality assurance, engineering, maintenance, staging areas for work in process administration, employees, eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration. “Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “Refinance” means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of Indebtedness, in each case that does not: (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of the completion of all components of such proposed Refinancing (provided such completion occurs within 60 days of the initial incurrence of Indebtedness in connection with such Refinancing) (plus the amount of any accrued and unpaid interest, any premium reasonably necessary to Refinance such Indebtedness, any settlement or termination costs for any associated Interest Swap Obligations and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company and/or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S. “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case responsible for administering this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

17 “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Period” means, in relation to the offering of the Initial Notes pursuant to the Offering Memorandum or any subsequent similar offer of Additional Notes, the 40-day distribution compliance period as defined in Regulation S. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act. “Sale and Leaseback Transaction” means any direct or indirect sale or transfer (or other arrangement) with any Person or to which any such Person is a party, providing for the leasing to the Company or a Domestic Subsidiary of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start- up periods) by the Company or any Domestic Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Company or any Domestic Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Company or a Domestic Subsidiary (except (1) a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Company or such Domestic Subsidiary will be discontinued on or before the expiration of such period and (2) a lease between the Company and a Domestic Subsidiary or between Domestic Subsidiaries). The creation of any Indebtedness secured by a Lien permitted under the applicable section of the Indenture will not be deemed to create or be considered a Sale and Leaseback Transaction. “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder. “Significant Subsidiary” means any Subsidiary that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act. “Subsidiary,” with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. “Subsidiary Guarantee” means the guarantee by each Guarantor of the Obligations of the Company under the Notes pursuant to this Indenture. “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb). “Total Assets” means the total assets of the Company and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries as may be expressly stated.

18 “Transaction Date” has the meaning set forth in the definition of Consolidated Secured Debt Ratio. “Treasury Rate” means, with respect to a redemption date, the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date (or, in the case of a calculation being made in connection with a Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture, delivery of the applicable notice of redemption) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to March 15, 2024; provided, however, that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. “Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor. “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend. “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness; into (2) the sum of the total of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment. “Wholly Owned Domestic Subsidiary” means a Wholly Owned Subsidiary that is also a Domestic Subsidiary. “Wholly Owned Subsidiary” of the Company means any Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an

19 immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Subsidiary. Section 1.02 Other Definitions. Defined in Term Section “Authentication Order” ................................................................................ 2.02 “Cash Management Programs” .................................................................... 4.10 “Change of Control Offer” ........................................................................... 4.09 “Change of Control Payment” ...................................................................... 4.09 “Change of Control Payment Date” ............................................................. 4.09 “Covenant Defeasance” ............................................................................... 8.03 “Event of Default” ........................................................................................ 6.01 “Guarantee” ................................................................................................ 4.10 “Guaranteed Indebtedness” ......................................................................... 4.10 “Legal Defeasance” ..................................................................................... 8.02 “Paying Agent” ............................................................................................ 2.03 “Payment Default” ...................................................................................... 6.01 “Registrar” .................................................................................................. 2.03 “Surviving Entity” ....................................................................................... 5.01 “Suspension Period” ................................................................................... 8.07; 11.02 Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings: “indenture securities” means the Notes; “indenture security Holder” means a Holder of a Note; “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively. All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them. Section 1.04 Rules of Construction.

20 Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) “including” is not limiting; (e) words in the singular include the plural, and in the plural include the singular; (f) “will” shall be interpreted to express a command; (g) provisions apply to successive events and transactions; and (h) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time. ARTICLE 2 THE NOTES Section 2.01 Form and Dating. (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. Notes offered and sold to a QIB in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes and numbered from 1 upward with the prefix “RA”, Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes and numbered from 1 upward with the prefix “RS”, Notes issued to Institutional

21 Accredited Investors shall be issued initially in the form of one or more IAI Global Notes and numbered from 1 upward with the prefix “IAI”, and Unrestricted Global Notes shall be issued initially in the form of one or more permanent Global Notes with the Global Legend and numbered from 1 upward with the prefix “R”, which in each case shall be deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Section 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee will, upon receipt of a written order of the Company in the form of an Officer’s Certificate (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company. Section 2.03 Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents; provided that at all times there shall be only one Note register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA. The agreement shall implement the provisions of this Indenture that related to such Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Corporate Trust Office of the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and as the agency of the Company where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Section 2.04 Paying Agent to Hold Money in Trust.

22 The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, or interest, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes. Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes. Section 2.06 Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes may be exchanged by the Company for Definitive Notes if: (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion and subject to the Depositary’s procedures determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes. In connection with the issuance of Definitive Notes upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged for Definitive Notes or beneficial interests in other Global Notes as provided in Section 2.06(b), (c), or (d) hereof. The Company shall supply the Trustee with the necessary Note inventory to effectuate any transfers and exchanges.

23 (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i). (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both: (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both: (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

24 (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (iv), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to subparagraph (ii) or (iv) above. If any transfer or exchange to or for an IAI Global Note is effected pursuant to this Section 2.06 at a time when an IAI Global Note has not yet been issued, the Company shall issue and, upon receipt of an

25 Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more IAI Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this Section 2.06. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note. (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global

26 Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. In order to facilitate compliance with the foregoing provisions, if and as requested by the Trustee, the Company shall promptly prepare and deliver to the Trustee a supply of Definitive Notes. (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (ii), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will not bear the Private Placement Legend. In order to facilitate compliance with the foregoing provisions, if and as requested by the Trustee, the Company shall promptly prepare and deliver to the Trustee a supply of Definitive Notes. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

27 (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. Prior to any registration of transfer or exchange pursuant to this clause (i), the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note. (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. Prior to any registration of transfer or exchange pursuant to this clause (ii), the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of a Restricted Definitive Note may exchange

28 such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following: (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (ii), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

29 (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (ii), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. (iv) In order to facilitate compliance with the foregoing provisions, if and as requested by the Trustee, the Company shall promptly prepare and deliver to the Trustee a supply of Definitive Notes. (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

30 (i) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: “THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.” (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. (ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF LOUISIANA-PACIFIC CORPORATION. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME

31 OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” By its acceptance of any Note bearing the Global Notes Legend or the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it shall transfer such Note only as provided in this Indenture. (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. (h) General Provisions Relating to Transfers, Exchanges and Global Notes. (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request. (ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09 and 9.04 hereof). (iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (v) Neither the Registrar nor the Company will be required: (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

32 (B) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date. (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. (vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof. (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile. (ix) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including any Participants or Indirect Participants of the Depositary and Persons that may hold an interest in such Participants or Indirect Participants, to take any action which a Holder is entitled to take under this Indenture or any Note. (x) Neither the Company nor the Trustee shall have any responsibility or obligation to any beneficial owner of a Global Note, any Participant or Indirect Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or Indirect Participant or member thereof, with respect to any ownership interest in Global Notes or with respect to the delivery to any Participant or Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Company and the Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners. Nothing herein shall prevent the Company, any Agent or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Participants and Indirect Participants of the Depositary, the operation of customary practices governing the exercise of the rights of a Holder of any Note. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Note (including any transfers between or among Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Section 2.07 Replacement Notes.

33 If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. The provisions of this Section 2.07 shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company or a Subsidiary of the Company) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest. Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company, a Guarantor or any other Person pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity. Section 2.10 Temporary Notes.

34 Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture. Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the disposition of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Section 2.13 CUSIP or ISIN Numbers. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers. ARTICLE 3 REDEMPTION Section 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days (or shorter period as shall be acceptable to the Trustee) before a redemption date, an Officer’s Certificate setting forth:

35 (i) the clause of this Indenture pursuant to which the redemption shall occur; (ii) the redemption date; (iii) the principal amount of Notes to be redeemed; and (iv) the redemption price, if then ascertainable. and further certifying that all conditions provided for in this Indenture to such redemption have been complied with. Section 3.02 Selection of Notes to Be Redeemed. Any redemption of the Notes or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. If any redemption is subject to satisfaction of one or more conditions precedent, any notice in respect of such redemption shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. In addition, such notice of redemption may be extended if such conditions precedent have not been met by providing notice to the Holders. In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot, in accordance with the applicable procedures of DTC or by such method as the Trustee shall deem fair and appropriate; provided, however, that: (i) no Notes of a principal amount of $2,000 or less shall be redeemed in part; and (ii) if a partial redemption is to be made, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the applicable procedures of DTC), unless the securities exchange, if any, on which the Notes are listed requires a different method. Notice of an optional redemption shall be mailed (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, sent electronically) at least 15 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price plus accrued and unpaid interest, if any, pursuant to this Indenture. Section 3.03 Notice of Redemption. At least 15 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, send electronically), a notice of redemption to each Holder

36 whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or sent, as applicable, more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof, as applicable; provided that notices of redemption shall be given to the Depositary in accordance with the procedures therefor. The notice will identify the Notes to be redeemed and will state: (i) the redemption date; (ii) the redemption price, or if not then ascertainable, the manner of calculation thereof; (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; (iv) the name and address of the Paying Agent; (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (viii) the conditions precedent to such redemption, if any; and (ix) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes. At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. A notice of redemption mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by mail or electronically, as applicable, or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note. Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof and the conditions precedent to such redemption, if any, have been satisfied or waived, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Section 3.05 Deposit of Redemption Price.

37 On or before 10:00 a.m. (New York City time) on each redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price (including the accrued interest payable in connection with such redemption) for all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price (including the accrued interest payable in connection with such redemption) for all Notes to be redeemed. If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes. Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. Section 3.07 Optional Redemption. (a) At any time, or from time to time, on or prior to March 15, 2024, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of the Notes issued at a redemption price equal to 103.625% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that at least 60% of the aggregate principal amount of Notes issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Equity Offering. (b) At any time prior to March 15, 2024, the Company may, at its option on one or more occasions, redeem all or any portion of the Notes upon not less than 15 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, thereon to, but not including, the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). The Company shall give the Trustee notice of the redemption price for any redemption pursuant to this clause (b) promptly after the calculation thereof and the Trustee shall have no responsibility for any such calculation. (c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to March 15, 2024. The Company is not, however, prohibited under this Indenture from acquiring Notes by means other than redemption, whether pursuant to open-market transactions, tender offers or otherwise, so long as such transaction does not otherwise violate the terms of this Indenture. (d) The Company may redeem the Notes in whole at any time or in part from time to time on and after March 15, 2024, upon not less than 15 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on March 15 of the years set forth below, plus, in each case, accrued

38 and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date): Year Percentage 2024 .......................................................................................................... 101.813% 2025 .......................................................................................................... 100.906% 2026 and thereafter .................................................................................... 100.000% (e) Any redemption pursuant to this Section 3.07 shall be subject to the provisions of Sections 3.01 through 3.06 hereof. Section 3.08 Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. ARTICLE 4 COVENANTS Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest(without regard to any applicable grace period), at the same rate to the extent lawful. Section 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

39 Section 4.03 Reports. (a) So long as the Notes are outstanding, the Company will file with the Commission, and provide to the Trustee and the holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required by law (including any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the time period to file and provide such reports, documents and information shall be that which is applicable to a non-accelerated filer; provided, further, that availability of the foregoing materials on the Commission’s EDGAR service (or any successor service thereto) shall be deemed to satisfy the Company’s delivery obligations under this provision. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law (including any grace period provided by Rule 12b-25 under the Exchange Act) with respect to a non-accelerated filer. (b) Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under this Section 4.03 for purposes of Section 6.01(iii) until 120 days after the receipt of the written notice delivered thereunder. (c) To the extent any information is not provided within the time periods specified under this Section 4.03 and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured. (d) The Trustee shall not be charged with constructive knowledge of the contents of the reports described in this Section 4.03 and delivered to it. Section 4.04 Compliance Certificate. (a) The Company and any Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating, as to each such Officer signing such certificate, that to his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, on, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. Section 4.05 Taxes.

40 The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes. Section 4.06 Stay, Extension and Usury Laws. Each of the Company and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted. Section 4.07 Limitation on Liens. (a) The Company will not, and will not cause or permit any of the Domestic Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Domestic Subsidiaries, whether now owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, in each case to secure Indebtedness, unless: (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee, the Notes or such Subsidiary Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and (ii) in all other cases, the Notes are equally and ratably secured; except for: (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing the Notes or any Subsidiary Guarantee; (C) Liens in favor of the Company or any Subsidiary; (D) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under the Indenture; provided, however, that such Liens: (1) are no less favorable to Holders and are not more favorable to the lienholders in all material respects, taken as a whole, with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (2) do not extend to or cover any property or assets of the Company or any of its Domestic Subsidiaries not securing the Indebtedness so Refinanced; and (E) Permitted Liens.

41 (b) Any Lien created for the benefit of the Holders pursuant to Section 4.07(a) will be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien. Section 4.08 Corporate Existence. Except for transactions permitted by Article 5 hereof and the consequences of such transactions, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect: (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. Section 4.09 Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase. Notwithstanding the occurrence of a Change of Control, the Company will not be obligated to repurchase the Notes under this Section 4.09 if it has exercised its right to redeem all the Notes under the terms of Section 3.07. (b) Within 30 days following the date upon which the Change of Control occurs, a notice will be sent, by first class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, sent electronically), to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. (c) On the Change of Control Payment Date, the Company will, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered and not validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted for payment together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

42 The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer or any other tender offer by the Company and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above or any other such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above or such other tender offer, to redeem all Notes that remain outstanding following such purchase at a price equal to (i) 101% of the principal amount thereof plus accrued but unpaid interest, if any, to, but not including, the date of redemption, in the case of a Change of Control Offer or (ii) the applicable offer price, in the case of such other tender offer, as applicable, in each case as set forth in such notice, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. (e) Neither the Board of Directors of the Company nor the Trustee may waive the covenant set forth in this Section 4.09. (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance. Section 4.10 Issuance of Subsidiary Guarantees. (a) If, on or after the Issue Date, the Company forms or acquires any Domestic Subsidiary (other than an Excluded Subsidiary) that incurs or guarantees any Indebtedness under the Credit Agreement or other Indebtedness in an aggregate principal amount greater than $100.0 million (other than Indebtedness owing to the Company or a Subsidiary), or if, on or after the Issue Date, any Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Guarantor incurs or guarantees (a “Guarantee”) any Indebtedness of the Company or a Guarantor under the Credit Agreement or other Indebtedness in an aggregate principal amount greater than $100.0 million (other than Indebtedness owing to the Company or a Subsidiary) (“Guaranteed Indebtedness”), then the Company shall cause such Domestic Subsidiary or Domestic Subsidiary that is not a Guarantor, as the case may be, to:

43 (i) execute and deliver to the Trustee a supplemental indenture in the form attached as Exhibit F hereto pursuant to which such Domestic Subsidiary or Domestic Subsidiary that is not a Guarantor, as the case may be, shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and (ii) execute and deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary or Domestic Subsidiary that is not a Guarantor, as the case may be, and constitutes a legal, valid, binding and enforceable obligation of such Domestic Subsidiary or Domestic Subsidiary that is not a Guarantor, as the case may be; provided that this Section 4.10(a) will not be applicable to any Indebtedness of any Domestic Subsidiary to, or Guarantees of any Domestic Subsidiary given to, a bank or trust company or any commercial banking institution that is a member of the U.S. Federal Reserve System (or any branch, Subsidiary or affiliate thereof), in connection with the operation of cash management programs established for its benefit or that of any other Domestic Subsidiary (“Cash Management Programs”) or to Indebtedness of the type described in clause (8) or (10) of the definition thereof (or Guarantees of such Indebtedness). After delivering such supplemental indenture, such Domestic Subsidiary or Domestic Subsidiary that was not a Guarantor, as the case may be, shall be a Guarantor for all purposes of this Indenture. The Company may cause any other Domestic Subsidiary of the Company to issue a Subsidiary Guarantee and become a Guarantor. If the Guaranteed Indebtedness is pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes. (b) Notwithstanding the foregoing, a Subsidiary Guarantee of the Notes provided by a Guarantor will be released without any action required on the part of the Trustee or any Holder: (i) if the obligations of such Guarantor in respect of incurred or Guaranteed Indebtedness under the Credit Agreement or any other Indebtedness that gave rise to the obligation to provide such Subsidiary Guarantee are released, unless such Guarantor has any Indebtedness outstanding under the Credit Agreement or any other Indebtedness in an aggregate principal amount greater than $100.0 million, other than Indebtedness with respect to Cash Management Programs or Indebtedness of the type described in clause (8) or (10) of the definition thereof; (ii) if (a) all of the Capital Stock of, or all or substantially all of the assets of, such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Subsidiaries or (b) such Guarantor ceases to be a Domestic Subsidiary; (iii) upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Indenture as provided below under Articles 8 and 11 hereof, as applicable; or (iv) upon the Company’s request if the Fair Market Value of the assets of the applicable Guarantor together with the Fair Market Value of the assets of other Guarantors whose Subsidiary Guarantee was released in the same calendar year in reliance on this clause (iv), do not exceed 10.0% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries (in each case

44 as determined in accordance with GAAP) as of the end of the most recent fiscal quarter prior to the date of determination for which financial information is available (subject to cumulative carryover for amounts not used in any prior calendar year). (c) At the Company’s request, the Trustee, upon receipt of satisfactory documentation, will execute and deliver any instrument evidencing such release. A Guarantor may also be released from its obligation under its Subsidiary Guarantee in connection with a permitted amendment pursuant to Section 9.02. (d) Each Holder and owner of a beneficial interest in the Notes, by its acquisition of the Notes, is deemed to consent to the terms of the release of Subsidiary Guarantees described in Section 4.10(b) without the need for any further consent, except for the release of all or substantially all of the Guarantors from Subsidiary Guarantees to the extent such release would require the consent of each of the noteholders under Section 9.02(vii). Each Holder and owner of a beneficial interest in the Notes, by its acquisition of the notes, consents to and agrees that the Company and the Trustee may release Guarantors in accordance with this Indenture in reliance on this deemed consent and without any further consent from them. Each Holder and owner of a beneficial interest in the Notes, by its acquisition of the Notes, waives any and all claims against the Trustee and the Company in connection with the release of any Guarantor from the Indenture. Additionally, each Holder and owner of a beneficial interest in the Notes, by its acquisition of the Notes, consents to and agrees that any certification by the Company to the Trustee that any release of any Guarantors from their Subsidiary Guarantees does not constitute a release of all or substantially all of the Subsidiary Guarantees requiring the consent of each of the Holders under Section 9.02(vii) shall be binding on each Holder and owner of a beneficial interest in the Notes. Section 4.11 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Domestic Subsidiary to, engage in any Sale and Leaseback Transaction unless: (a) the Company or such Domestic Subsidiary would be entitled to incur Indebtedness secured by a Lien pursuant to the covenant described under Section 4.07 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Lien on the property to be leased, without equally and ratably securing the notes outstanding under the Indenture as provided under said section; or (b) the Company or a Domestic Subsidiary shall apply, within 360 days before or after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Principal Facilities or a part thereof or (ii) the redemption of Notes issued under this Indenture or to the repayment or redemption of Funded Debt of the Company or of any Subsidiary or Indebtedness of the Company or of any Subsidiary that was Funded Debt at the time it was created, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such repayment or redemption, the Company may, within 360 days after such sale or transfer, deliver to the appropriate indenture trustee or other applicable Person Notes issued under the Indenture or Funded Debt for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or Funded Debt by an amount equivalent to the aggregate principal amount of Notes or Funded Debt. ARTICLE 5 SUCCESSORS

45 Section 5.01 Merger, Consolidation and Sale of Assets. (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either: (A) the Company shall be the surviving or continuing corporation; or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of the Company and its Subsidiaries substantially as an entirety (the “Surviving Entity”), (x) shall be validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the Indenture on the part of the Company to be performed or observed; (ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 5.01(a)(i)(B)(y) above (including, without limitation, giving effect to any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. (b) For purposes of Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company. (c) Upon any consolidation or merger or any conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the surviving entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such. (d) No Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and Indenture) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

46 (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity shall expressly assume by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the performance of every covenant of the Notes and this Indenture on the part of such Guarantor to be performed or observed; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. Each of the following is an “Event of Default”: (i) the failure to pay interest on any Notes when the same becomes due and payable and such default continues for a period of 30 days; (ii) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer); (iii) a default by the Company or any Subsidiary in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25.0% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenant described under Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, exceeds $100.0 million or more at any time;

47 (v) one or more judgments in an aggregate amount in excess of $100.0 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; (vi) the Company or any Guarantor that is a Significant Subsidiary: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Guarantor that is a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any Guarantor that is a Significant Subsidiary; or (C) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or (viii) any Subsidiary Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Subsidiary Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of such a Significant Subsidiary is found to be invalid or any Guarantor which is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture). Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(vi) or 6.01(vii)) shall have occurred and be continuing and the Trustee has received written notice of such Event of Default at the Corporate Trust Office of the Trustee, the Trustee or the Holders of at least 25.0% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company (and to the Trustee if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration.” Upon any such declaration, the Notes shall become due and payable immediately. If an Event of Default specified in Section 6.01(vi) or 6.01(vii) hereof occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

48 At any time after a declaration of acceleration or automatic acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration or automatic acceleration and its consequences: (a) if the rescission would not conflict with any judgment or decree; (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and (e) in the event of the cure or waiver of an Event of Default of the type described in Sections 6.01(vi) and 6.01(vii) hereof, the Trustee has received an Officer’s Certificate and an Opinion of Counsel to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto. Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default (including in connection with an offer to purchase the Notes), and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Notes. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture. Section 6.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. In connection with any direction from the Holders under this Section 6.05, the Holders must provide the Trustee indemnity and security satisfactory to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the

49 Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability. Section 6.06 Limitation on Suits. No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless: (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing; (ii) Holders of at least 25.0% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security and indemnity; and (v) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note. Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to bring suit for the enforcement of the right receive payment of principal of, premium, if any, on, or interest on the Note, on or after the respective due dates expressed or provided for in the Notes (including in connection with Notes accepted for payment pursuant to an offer to purchase made pursuant to Section 4.09 hereof), shall not be impaired or affected without the consent of such Holder. Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, on, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.07. Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.07) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or

50 deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order: First: to the Trustee, its agents and counsel for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made under this Indenture, by the Trustee and the costs and expenses of collection; Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and Third: to the Company or to such other party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes. ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee.

51 (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of an Event of Default: (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it under this Indenture to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein). (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof. (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01. (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in

52 good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. (d) The Trustee will not be liable for any action it takes or omits to take, including due to errors in judgment, in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. (f) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder. (g) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. (h) The Trustee shall not be charged with knowledge of any Default or any Event of Default unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on the Notes, or by any Holder of the Notes. (i) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty. (j) The Trustee shall not be liable for special, punitive or consequential damages (including lost profits). Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof. Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in

53 the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 120 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, on, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Section 7.06 Reports by Trustee to Holders of the Notes. (a) Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c). (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange. Section 7.07 Compensation and Indemnity. (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. (b) The Company and the Guarantors, jointly and severally, will indemnify the Trustee, including its officers, directors, stockholders, employees and agents, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its powers and duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of one such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

54 (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on, or interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture. (e) Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (vi) or (vii) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. Section 7.08 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 hereof; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting. (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.

55 Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee. Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b). Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein. Section 7.12 Limitation of Liability. In no event shall the Trustee, in its capacity as such, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquake; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authority and governmental action. The provisions of this Section 7.12 shall survive the satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee. Section 7.13 Electronic Communications The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall

56 conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at its option, as set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. Section 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to in Section 8.04 hereof; (ii) the Company’s obligations with respect to the Notes concerning issuing temporary notes, registration, transfer and exchange of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment of the Notes and provisions that money for security payments are to be held in trust;

57 (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder including, without limitation, Section 7.07 hereof, and the Company’s obligations in connection therewith; and (iv) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. In the event Legal Defeasance occurs, the events described under Section 6.01 (other than those relating to payments on the Notes as provided above) will no longer constitute Events of Default with respect to the Notes. Section 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its obligations under the covenants contained in Sections 4.03 and 4.04 hereof (to the extent such covenants are not expressly required by the TIA) and Sections 4.05, 4.07, 4.08, 4.10 and 4.11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) (to the extent relating to the covenants that are subject to the Covenant Defeasance), (iv), (v) and (viii) hereof will not constitute Events of Default. Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof: (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payments of principal and interest on which will be sufficient, or a combination thereof sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants selected by the Company (which opinion need only be given if Government Securities have been so deposited), to pay the principal of, or interest and premium, if any, on the outstanding Notes to the Stated Maturity or to the applicable redemption date and any and all amounts due and owing under this Indenture, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

58 (ii) in the case of an election under Section 8.01 hereof applicable to Section 8.02 hereof, the Company must deliver to the Trustee an opinion of U.S. tax counsel reasonably acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of an election under Section 8.01 hereof applicable to Section 8.03 hereof, the Company must deliver to the Trustee an opinion of U.S. tax counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than this Indenture and any agreements or instruments governing any other Indebtedness being defeased, discharged or replaced, in each case, resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and any grant of any Lien to secure such borrowing); (v) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and (vi) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with. In the event of Legal Defeasance or Covenant Defeasance, the Subsidiary Guarantees in effect at such time shall automatically terminate. Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become

59 due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof (which opinion need only be given if Government Securities have been deposited under Section 8.04)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days nor more than 60 after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company. Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if the Company makes any payment of principal of, premium, if any, on, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent; provided, further, that neither the failure of the Company or any of its Subsidiaries to have complied with such revived and reinstated obligations during the period (for purposes of this Section 8.07, the “Suspension Period”) subsequent to such deposit pursuant to Section 8.04 and prior to such reinstatement and revival, nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with this Indenture during the Suspension Period, will constitute a Default, Event of Default or breach of any kind under this Indenture, the Notes or any Subsidiary Guarantees. ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

60 Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees, if any: (i) cure any ambiguity, to correct any mistake, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture, or to make other provisions in regard to matters or questions arising under this Indenture; (ii) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder; (iii) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor; (iv) providing for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture; (v) to comply with the covenant described under Section 5.01; (vi) adding any Guarantor or a corporate co-issuer under this Indenture; provided that any such amendment and/or Guarantee need only be executed by the new Guarantor or corporate co-issuer, as applicable, and the Company; (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; (ix) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof; (x) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum; (xi) to comply with the Applicable Procedures; (xii) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; and (xiii) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders, as security for the payment and performance of all or any portion of the Notes, in any property or assets. Upon the request of the Company and upon receipt by the Trustee of the documents described in Sections 7.02, 9.05, 12.04 and 12.05 hereof, the Trustee will join with the Company and the Guarantors, if any, in the execution of any amendment or supplement authorized or permitted by the terms of this

61 Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amendment or supplement that adversely affects its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amendment or supplement. Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.09 hereof), the Notes or the Subsidiary Guarantees, if any, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02, 9.05, 12.04 and 12.05 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amendment or supplement unless such amendment or supplement adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amendment or supplement. It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, send electronically) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment or supplement or waiver. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

62 (iv) make any Notes payable in money other than that stated in the Notes; (v) at any time after a Change of Control has occurred, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in relation to such Change of Control in accordance with Section 4.09 hereof, including amending, changing or modifying any definition relating thereto; (vi) make any change in provisions of this Indenture protecting the right of each Holder of a Note to bring suit to enforce the payment of principal of, premium, if any, and interest on such Note on or after the due date thereof, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Notes); or (vii) release all or substantially all of the Guarantors from any of their obligations under the Subsidiary Guarantee or this Indenture other than in accordance with the terms of this Indenture. Section 9.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, except to the extent that the consent is by its express terms irrevocable, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. Section 9.04 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver. Section 9.05 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and, to the extent applicable, the Guarantors (subject to customary exceptions). ARTICLE 10 SUBSIDIARY GUARANTEES

63 Section 10.01 Guarantee. (a) Subject to this Article 10, each party to become a Guarantor hereby, will jointly and severally, unconditionally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, on, and interest on the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or performance or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform or cause the payment or performance of the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection. (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

64 Section 10.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Section 10.03 Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors. In the event that the Company or any of its Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.10 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.10 hereof and this Article 10, to the extent applicable. ARTICLE 11 SATISFACTION AND DISCHARGE Section 11.01 Satisfaction and Discharge. This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder, when: (i) either: (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have been delivered to the Trustee for cancellation; or

65 (B) all Notes that have not been delivered to the Trustee for cancellation, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption in the name, and at the expense of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payments of principal of and interest on which will be sufficient, or a combination thereof, sufficient without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which opinion need only be given if Government Securities have been so deposited), to pay and discharge the entire indebtedness on such Notes for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) the Company has paid or caused to be paid all fees, costs, charges and expenses payable by it under this Indenture, including amounts owing to the Trustee (and its agents and counsel); (iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; (iv) in the case of a redemption, the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at redemption; and (v) no Event of Default shall occur as a result of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and the grant of any Lien to secure such borrowing) and such deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Company is a party or by which the Company is bound (other than the Indenture and the agreements or instruments governing any other Indebtedness being defeased, discharged or replaced). In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, the provisions of Section 7.07 hereof, shall survive the satisfaction and discharge of this Indenture. Section 11.02 Application of Trust Money; Other Miscellaneous Provisions. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the

66 principal, premium, if any, and interest, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, on, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent; provided, further, that neither the failure of the Company or any of its Subsidiaries to have complied with such revived and reinstated obligations during the period (for purposes of this Section 8.07, the “Suspension Period”) subsequent to such deposit pursuant to Section 11.01 hereof and prior to such reinstatement and revival, nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with this Indenture during the Suspension Period, will constitute a Default, Event of Default or breach of any kind under this Indenture, the Notes or any Subsidiary Guarantees. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article 11 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 11.01 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.01 hereof (which opinion need only be given if Government Securities have been deposited under Section 11.01)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge of this Indenture. ARTICLE 12 MISCELLANEOUS Section 12.01 [Reserved]. Section 12.02 Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address: If to the Company and/or any Guarantor: Louisiana-Pacific Corporation 414 Union Street, Suite 2000

67 Nashville, Tennessee 37219 Facsimile No.: (615) 986-5880 Attention: Bob Hopkins With a copy to: Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201 Facsimile No.: (615) 742-0426 Attention: Tatjana Paterno If to the Trustee: The Bank of New York Mellon Trust Company, N.A. BNY Mellon Corporate Trust 500 Ross Street, 12th Floor Pittsburgh, PA 15262 Facsimile No.: 412-234-8377 Attention: US Corporate Client Service Management The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, telecopier or other similar electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall, if requested by the Trustee, provide originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by e-mail, telecopier or other similar electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by email, telecopier or other similar electronic methods; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder will be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, sent electronically); provided that notices to the Depositary shall be given in accordance with its procedures

68 therefor. Failure to mail or send, as applicable, notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time. Section 12.03 Communication by Holders of Notes with Other Holders of Notes. Any Holder may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c). Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than in connection with the initial issuance of the Notes hereunder), the Company shall furnish to the Trustee: (i) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (ii) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include: (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

69 (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Section 12.06 Rules by Trustee and Agents. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. Section 12.08 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 12.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture. Section 12.10 Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 4.10 hereof. Section 12.11 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

70 Section 12.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Section 12.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Section 12.14 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one (1) or more instruments (including instruments in facsimile, digital or other electronic form) of substantially similar tenor signed (including signatures in facsimile, digital or other electronic form) by such Holders in person or by agent duly appointed in writing (including signatures in facsimile, digital or other electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.14. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient. (c) The ownership of Notes shall be proved by the Note register maintained under Section 2.03 hereunder. (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note. (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion

71 of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent or waiver by the Holders on such record date shall be deemed effective unless it shall become effective (pursuant to the provisions of this Indenture, to the extent applicable) not later than six (6) months after the record date. [Signatures on following page]

SIGNATURES Dated as of March 11, 2021 Louisiana-Pacific Corporation By: /s/ Alan J.M. Haughie Name: Alan J.M. Haughie Title: Executive Vice President and Chief Financial Officer The Bank of New York Mellon Trust Company, N.A., Trustee By: /s/ Lawrence M. Kusch Name: Lawrence M. Kusch Title: Vice President

A-1 [Face of Note] CUSIP/CINS ____________ 3.625% Senior Note due 2029 No. ___ $____________ LOUISIANA-PACIFIC CORPORATION promises to pay to or registered assigns, the principal sum of __________________________________________________________ DOLLARS [or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto]*1on March 15, 2029. Interest Payment Dates: March 15 and September 15 Record Dates: March 1 and September 1 1 *Insert in Global Notes only

A-2 Dated: ______________ LOUISIANA-PACIFIC CORPORATION By: Name: Title: This is one of the Notes referred to in the within-mentioned Indenture: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee By: Authorized Signatory

A-3 [Back of Note] 3.625% Senior Note due 2029 [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. (1) INTEREST. Louisiana-Pacific Corporation, a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate of 3.625% per annum from March 11, 2021 until maturity. The Company will pay interest semi- annually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2021. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, on, and interest on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Paying Agent at least ten days prior to the applicable payment date; provided that no payment of principal of or premium, if any, on this Note may be made unless such Note is surrendered to the Paying Agent for payment. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. (4) INDENTURE. The Company issued the Notes under an Indenture dated as of March 11, 2021 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include

A-4 those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. (5) OPTIONAL REDEMPTION. (A) At any time, or from time to time, on or prior to March 15, 2024, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of the Notes issued at a redemption price equal to 103.625% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that at least 60% of the aggregate principal amount of Notes issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Equity Offering. (B) At any time prior to March 15, 2024, the Company may, at its option on one or more occasions, redeem all or any portion of the Notes upon not less than 15 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, thereon to, but not including, the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). The Company shall give the Trustee notice of the redemption price for any redemption pursuant to this clause (B) promptly after the calculation thereof and the Trustee shall have no responsibility for any such calculation. (C) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to March 15, 2024. (D) The Company may redeem the Notes in whole at any time or in part from time to time on and after March 15, 2024, upon not less than 15 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on March 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date): Year Percentage 2024 .......................................................................................................... 101.813% 2025 .......................................................................................................... 100.906% 2026 and thereafter .................................................................................... 100.000% Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. (6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. (7) REPURCHASE AT THE OPTION OF HOLDER.

A-5 Unless the Company has exercised its right to redeem all the Notes, upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of any Note may not be less than $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest on an interest payment date occurring on or prior to the purchase date. Within 30 days following any Change of Control, the Company will mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, send electronically) a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. (8) NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, send electronically), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; provided that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed; provided, further that portions of Notes may be selected for redemption in denominations equal to $1,000 or integral multiples thereof, except that the unredeemed portion of a Note shall be in a minimum principal amount of $2,000. (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date. (10) PERSONS DEEMED OWNERS. Except as otherwise provided in the Indenture, the registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture. (11) AMENDMENT, SUPPLEMENT AND WAIVER. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Guarantees are set forth in Article 9 of the Indenture. (12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

A-6 (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent. (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). (17) CUSIP OR ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. (18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Louisiana-Pacific Corporation 414 Union Street, Suite 2000 Nashville, Tennessee 37219 Facsimile No.: (615) 986-5880 Attention: Bob Hopkins

A-7 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: _______________ Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: _________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8 Option of Holder to Elect Purchase If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the following box:  Section 4.09 If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased: $_______________ ($1,000 or integral multiples thereof, provided that the unpurchased portion of a Note must be in a minimum principal amount of $2,000) Date: _______________ Your Signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No.: Signature Guarantee*: _________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE * The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease (or increase) Signature of authorized officer of Trustee or Custodian * This schedule should be included only if the Note is issued in global form.

EXHIBIT B B-1 FORM OF CERTIFICATE OF TRANSFER Louisiana-Pacific Corporation 414 Union Street, Suite 2000 Nashville, Tennessee 37219 Facsimile No.: (615) 986-5880 Attention: Bob Hopkins [Registrar address block] Re: 3.625% Senior Notes due 2029 Reference is hereby made to the Indenture, dated as of March 11, 2021 (the “Indenture”), between Louisiana-Pacific Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 2.  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an

B-2 Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 3.  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a)  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or (b)  such Transfer is being effected to the Company or a Subsidiary thereof; or (c)  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or (d)  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act. 4.  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. (a)  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in

B-3 accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (b)  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (c)  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: _______________________

B-4 ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a)  a beneficial interest in the: (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (iii)  IAI Global Note (CUSIP _________); or (b)  a Restricted Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a)  a beneficial interest in the: (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (iii)  IAI Global Note (CUSIP _________); or (iv)  Unrestricted Global Note (CUSIP _________); or (b)  a Restricted Definitive Note; or (c)  an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C C-1 FORM OF CERTIFICATE OF EXCHANGE Louisiana-Pacific Corporation 414 Union Street, Suite 2000 Nashville, Tennessee 37219 Facsimile No.: (615) 986-5880 Attention: Bob Hopkins [Registrar address block] Re: 3.625% Senior Notes due 2029 (CUSIP [ ]) Reference is hereby made to the Indenture, dated as of March 11, 2021 (the “Indenture”), between Louisiana-Pacific Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”) as further specified in Annex A hereto. In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (b)  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c)  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for

C-2 a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d)  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. (b)  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  144A Global Note,  Regulation S Global Note,  IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: ______________________

C-3 ANNEX A TO CERTIFICATE OF EXCHANGE 1. The Transferor owns and proposes to exchange the following: [CHECK ONE OF (a) OR (b)] (a)  a beneficial interest in the: (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (iii)  IAI Global Note (CUSIP _________); or (b)  a Restricted Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a)  a beneficial interest in the: (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (iii)  IAI Global Note (CUSIP _________); or (iv)  Unrestricted Global Note (CUSIP _________); or (b)  a Restricted Definitive Note; or (c)  an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT D D-1 FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Louisiana-Pacific Corporation 414 Union Street, Suite 2000 Nashville, Tennessee 37219 Facsimile No.: (615) 986-5880 Attention: Bob Hopkins [Registrar address block] Re: 3.625% Senior Notes due 2029 Reference is hereby made to the Indenture, dated as of March 11, 2021 (the “Indenture”), between Louisiana-Pacific Corporation, as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of $____________ aggregate principal amount of: (a)  a beneficial interest in a Global Note, or (b)  a Definitive Note, we confirm that: 1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”). 2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. 3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information

D-2 as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. [Insert Name of Accredited Investor] By: Name: Title: Dated: _______________________

EXHIBIT E E-1 [FORM OF NOTATION OF GUARANTEE] For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent and subject to the provisions set forth in the Indenture, dated as of March 11, 2021 (the “Indenture”), between Louisiana-Pacific Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, on, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, on, and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Capitalized terms used but not defined herein have the meanings given to them in the Indenture. [NAME OF GUARANTOR(S)] By: Name: Title:

EXHIBIT F F-1 [FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a Subsidiary of Louisiana-Pacific Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”). W I T N E S S E T H WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of March 11, 2021, providing for the issuance of 3.625% Senior Notes due 2029 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee (the form of which is attached to the Indenture as Exhibit E) and in the Indenture, including but not limited to Section 4.10 and Article 10 thereof. 3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

F-2 5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

F-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written. Dated: _______________, [GUARANTEEING SUBSIDIARY] By: _______________________________ Name: Title: LOUISIANA-PACIFIC CORPORATION By: _______________________________ Name: Title: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: _______________________________ Authorized Signatory